UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 18, 2007

Fremont General Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	001-08007	95-2815260
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2425 Olympic Boulevard, 3rd Floor, Santa Monica, California		90404
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(310) 315-5500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.04 Temporary Suspension of Trading Under Registrant's Employee Benefit Plans.

On February 27, 2007, Fremont General Corporation (the "Company") announced that it would not timely file its Annual Report on Form 10-K for the year ended December 31, 2006. As a result, the registration for shares offered under the Fremont General Corporation and Affiliated Companies Investment Incentive Plan (the "401(k) Plan") ceased to be available on May 1, 2007. In light of this issue, effective May 1, 2007, new investments in the 401(k) Plan’s common stock fund were temporarily suspended. During the suspension, 401(k) Plan participants could not purchase interests in the common stock fund with new deferrals or by reallocating amounts in other investment options.

Pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002 and Regulation BTR under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), beginning May 1, 2007, directors and executive officers were prohibited from directly or indirectly purchasing, selling or otherwise acquiring or transferring any shares of common stock or other equity securities of the Company. The Company has made the required filings under the Exchange Act and, accordingly, effective October 17, 2007, the 401(k) Plan’s registration has again become available. As a result, the general 401(k) Plan suspension has been lifted and the blackout period for directors and executive officers has ceased.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fremont General Corporation

October 18, 2007	By:	/s/ Louis J. Rampino

Name: Louis J. Rampino
Title: President and Chief Executive Officer